UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2012

THE FIRST BANCORP, INC.
(Exact name of Registrant as specified in charter)

MAINE
(State or other jurisdiction of incorporation)

0-26589	01-0404322
(Commission file number)	(IRS employer identification no.)

Main Street, Damariscotta, Maine	04853
(Address of principal executive offices)	(Zip Code)

(207) 563-3195
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is
intended to simultaneously satisfy the filing obligations
of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

TABLE OF CONTENTS

Item 2.01 Completion of Acquisition or Disposition of Assets.	Page 1
Signatures	Page 2

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

The First Completes Purchase of Two Maine Banking Facilities

On Friday, October 26, 2012, The First, N.A. completed the purchase of a bank branch at 63 Union Street in Rockland, Maine. Deposit accounts totaling $32.3 million as well as a small volume of loans were included in the transaction. In addition, The First, N.A. completed the purchase of a bank building located at 145 Exchange Street in Bangor, Maine. The First N.A. is the operating subsidiary of The First Bancorp, Inc.

The 63 Union Street branch in Rockland was previously operated by Bank of America and was purchased from Camden National Bank. It is one of 15 Maine branches Camden National Bank acquired from Bank of America and was divested to resolve competitive concerns in that market raised by the U.S. Department of Justice's Antitrust Division. In Bangor, the 145 Exchange Street building was purchased from Camden National Bank. The First intends to open a full-service banking center in this location in the first quarter of 2013.

The total value of the transaction is approximately $6.7 million, which includes the premises and equipment for the two locations plus the premium paid for the Rockland deposits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST BANCORP, INC.

By: /s/ F. STEPHEN WARD
F. Stephen Ward
Executive Vice President &
Chief Financial Officer

Dated: October 29, 2012